Exhibit 10.1

ROSETTA STONE INC.
2006 STOCK INCENTIVE PLAN

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13.	EFFECT OF CHANGES IN CAPITALIZATION		16
	13.1	Changes in Stock	16
	13.2	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	17
	13.3	Change of Control.	17
	13.4	Adjustments	18
	13.5	No Limitations on Company.	19
14.	DURATION AND AMENDMENTS		19
	14.1	Term of the Plan.	19
	14.2	Amendment and Termination of the Plan	19
15.	GENERAL PROVISIONS		20
	15.1	Disclaimer of Rights	20
	15.2	Nonexclusivity of the Plan	20
	15.3	Captions	20
	15.4	Other Award Agreement Provisions	20
	15.5	Number and Gender	21
	15.6	Severability	21
	15.7	Governing Law	21
	15.8	Code Section 409A	21
16.	EXECUTION		22

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ROSETTA STONE INC.

2006 STOCK INCENTIVE PLAN

Rosetta Stone Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2006 Stock Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2  “Award Agreement” means the stock option agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cause” means termination for any of the following: (A) commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty in the performance of his duties to the Company or fraud; (B) substantial and repeated failure to perform duties of the office held by the

Grantee as reasonably directed by the Company; (C) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; (D) material breach of any employment agreement between the Grantee and the Company that is not cured within ten (10) days after receipt of written notice thereof from the Company; (E) failure, within ten (10) days after receipt by the Grantee of written notice thereof from the Company, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect its business or operations; (F) misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or its Subsidiaries if the Grantee were to remain employed by the Company; (G) harassing or discriminating against the Company’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (H) misappropriation of funds or assets of the Company for personal use or willful violation of Company policies or standards of business conduct as determined in good faith by the Board; and/or (I) failure due to some action or inaction on the part of the Grantee to have immigration status that permits the Eligible Employee to maintain full-time employment with the Company in the United States in compliance with all applicable immigration laws.

2.5  “Change of Control” means (i) the liquidation, dissolution or winding-up of the Company, (ii) the sale, license or lease of all or substantially all of the assets of the Company, or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Company with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Company, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; Provided, however, that a Change of Control shall not include any of the aforementioned transactions listed in clauses (i), (ii) and (iii) involving the Company or a Subsidiary in which the holders of shares of the Company voting stock outstanding immediately prior to such transaction or any Affiliate of such holders continue to hold at least a majority, by voting power, of the capital stock or, by a majority, based on fair market value as determined in good faith by the Board of Directors, of the assets, in each case in substantially the same proportion, of (1) the surviving or resulting corporation (or other form of business entity), (2) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity) or (3) a successor entity holding a majority of the assets of the Company.

2.6  “Charter” means the Amended and Restated Certificate of Incorporation of the Company as the same may be amended, modified or restated hereafter.

2.7  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of one or more members of the Board.

2.9  “Company” means Rosetta Stone Inc.

2.10  “Disability” means an incapacity due to physical or mental illness such that the Grantee is unable to perform the essential functions of Grantee’s previously assigned duties where (1) such incapacity has been determined to exist by either (x) the Company’s disability insurance carrier or (y) by the concurring opinions of two licensed physicians (one selected by the Company and one by Grantee), and (2) the Board has determined, based on competent medical advice, that such incapacity will likely last for a continuous period of at least six (6) months. Any termination for disability shall be only as expressly permitted by the Americans with Disabilities Act.

2.11  “Effective Date” means May    , 2006, the date the Plan is approved by the Board.

2.12  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing

Price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

2.14  “Grant” means an award of an Option under the Plan.

2.15  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.16  “Grantee” means a person who receives or holds a Grant under the Plan.

2.17  “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.18  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.19  “Option Price” means the purchase price for each share of Stock subject to an Option.

2.20  “Other Agreement” shall have the meaning set forth in Section 11 hereof.

2.21  “Plan” means this Rosetta Stone Inc. 2006 Stock Incentive Plan

2.22  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.23  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.24  “Service” means service as Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive

2.25  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser providing services to the Company or an Affiliate

2.26  “Stock” means the Common Stock, $0.001 par value per share, of the Company.

2.27  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.28  “Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. ADMINISTRATION OF THE PLAN

3.1  Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s Charter and bylaws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s Charter and bylaws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final, binding and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.2  Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the Charter and bylaws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.

3.3  Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)            designate Grantees,

(ii)           determine the number of shares of Stock to be subject to a Grant,

(iii)          establish the terms and conditions of each Grant (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse there of) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto),

(iv)          prescribe the form of each Award Agreement evidencing a Grant, and

(v)                                 amend, modify, or supplement the terms of any outstanding Grant. Notwithstanding the foregoing, no amendment, modification or supplement of any Grant shall, without the consent of the Grantee, impair the Grantee’s rights under such Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its sole discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its sole discretion, to make Grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4  No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13 hereof, the number of shares of Stock available for issuance under the Plan shall be one million four hundred and ninety four thousand (1,494,000) shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5. GRANT ELIGIBILITY

Grants may be made under the Plan to any Service Provider to the Company or any Affiliate. To the extent required by applicable state law, Grants within certain states may be limited to employees and officers or employees, officers and directors. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant (subject to adjustment in accordance with Section 13). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

7.1  Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall not be less than the Fair Market Value on the Grant Date of a share of Stock. To the extent required by applicable law, in the case of a Nonqualified Stock Option, the Option

Price shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2  Vesting.

Subject to Sections 7.3 and 13.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. Except as otherwise provided in the Award Agreement, each Option granted under the Plan shall become exercisable for twenty-five percent (25%) of the shares subject to the Option on the first anniversary of the Grant Date and thereafter shall become exercisable as to an additional 1/16th of the shares subject to the Option at the end of each three month period thereafter. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. To the extent required by applicable law, each Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the Grant Date based on continued Service. Subject to the preceding sentence, the Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.

7.3  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option.

7.4  Exercise of Options on Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Grantee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of Service with the Company for any reason (other than for Cause), and that the Grantee shall have the right to exercise the Option for at least six (6) months if the Grantee’s Service terminates due to death or Disability.

7.5  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 18 hereof which results in termination of the Option.

7.6  Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 8.

7.7  Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual.

7.8  Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

7.9  Transferability of Options.

During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8. FORM OF PAYMENT

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such Option Price. In addition, to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option may be made in any other form that is consistent with applicable laws, regulations and rules.

9. WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Grant. At the time of such exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 9 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

10. RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

10.1  Restrictions on Transfer.

Subject to Section 10.4 below, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire shares pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to a Grant to any person or entity without the consent of the Company other than to immediate family members or a trust established for the benefit of Grantee or his immediate family members. The restrictions of this Section 10.1 apply to any person to whom Stock that was originally acquired pursuant to a Grant is bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Section 10.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

10.2  Repurchase and Other Rights.

Stock issued upon exercise of a Grant may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with applicable law. Any such additional restriction shall be set forth in the Award Agreement.

10.3  Installment Payments.

10.3.1  General Rule.

In the case of any purchase of Stock or an Option under this Section 10, the Company or its permitted assignee may pay the Grantee, transferee of the Option or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

10.3.2  Exception in the Case of Stock Repurchase Right.

If an Award Agreement authorizes, upon the Grantee’s termination of Service, the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option , to the extent required by applicable law, payment shall be made in cash or by cancellation of indebtedness within the later of 90 days from the date of termination of Service or 90 days from the date of exercise or purchase, as the case may be.

10.4  Publicly Traded Stock.

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, the foregoing transfer restrictions of Sections 10.1 and 10.2 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

10.5  Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

11. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Grants held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any

Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

12. REQUIREMENTS OF LAW

12.1  General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its sole discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

12.2  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its sole discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

13. EFFECT OF CHANGES IN CAPITALIZATION

13.1  Changes in Stock.

The number of shares for which Grants may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or for any other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the last sentence of Section 13.4, the number of shares for which Grants are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company’s stockholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or (ii) the exercise price of outstanding Options to reflect such distribution.

13.2  Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to the exception set forth in the last sentence of Section 13.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Grant theretofore made pursuant to the Plan shall pertain to and apply solely to the shares to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation, and in the case of Options, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

13.3  Change of Control.

Subject to the last sentence of Section 13.4 upon the occurrence of a Change of Control the Board, may, in its sole discretion, take any of, or any combination of, the following actions:

(i) Provide that all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a reasonable period of time determined by the Board in its sole discretion. With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option during such period shall be conditioned upon the consummation of the event end shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change of Control, the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

(ii) Cancel any outstanding Grants (whether vested or unvested) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Grant (the “Grant Shares”) multiplied by the amount, if any by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Grant Shares. Notwithstanding the foregoing, the Board may, in its sole discretion and without the consent of the holder of any Option affected thereby, make payment of the consideration contemplated by this Section 13.3(ii) in the same form and manner and to the same degree as consideration to be received by holders of Stock in connection with the Change of Control. By way of example but not by way of limitation, if a portion of the cash consideration otherwise payable to holders of Stock in connection with the Change of Control is required to be placed into an escrow or similar holdback fund, the Board may require that a portion of the cash otherwise payable to optionees be similarly placed into such escrow or holdback fund to the same extent and in the same degree as holders of Stock.

(iii) Provide in writing in connection with a Change of Control for the assumption or continuation of the Options theretofore granted, or for the substitution for such Grants for new common stock options relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) end option prices, in which event the Grants theretofore granted shall continue in the manner and under the terms so provided.

If none of the forgoing actions are taken, any Options that are not vested and any Options that are vested but are not exercised will terminate at the time of the closing a Change of Control transaction.

13.4  Adjustments.

Adjustments under Section 13 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of Grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in Sections 13.1, 13.2 and 13.3.

13.5  No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14. DURATION AND AMENDMENTS

14.1  Term of the Plan.

The Effective Date of this Plan is the date of its adoption by the Board, subject to the approval of the Plan by the Company’s stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Grants already made shall be null and void, and no additional Grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as next provided.

14.2  Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares or Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

15. GENERAL PROVISIONS

15.1  Disclaimer of Rights

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

15.2  Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its sole discretion determines desirable, including, without limitation, the granting of stock options otherwise then under the Plan.

15.3  Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

15.4  Other Award Agreement Provisions

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

15.5  Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

15.6  Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.7  Governing Law

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

15.8  Code Section 409A

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Grants hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result or any provision of any Grant granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

16. EXECUTION

To record adoption of the Plan by the Board as of May 8, 2006, and approval of the Plan by the stockholders on May 8, 2006, the Company has caused its authorized officer to execute the Plan.

ROSETTA STONE INC.

By:	/s/ Tom Adams
Title:	CEO